Neurogene Reports Third Quarter 2025 Financial Results and Highlights Recent Updates

Reported positive interim data from NGN-401 Phase 1/2 gene therapy trial for Rett syndrome demonstrating multidomain, durable gains, with 35 total developmental milestones/skills acquired across eight participants

First participant dosed in Embolden™ registrational trial of NGN-401 for Rett syndrome, with complete enrollment expected in three to six months

Strong cash position provides runway through first quarter of 2028

NEW YORK – November 13, 2025 – Neurogene Inc. (Nasdaq: NGNE), a clinical-stage company founded to bring life-changing genetic medicines to patients and families affected by rare neurological diseases, today announced third quarter 2025 financial results and highlighted recent corporate updates.

“We significantly advanced our NGN-401 gene therapy clinical program for Rett syndrome over the past quarter, culminating in the recent dosing of the first participant in the Embolden registrational trial after initiating 12 of 13 sites that enable our plans to rapidly enroll the trial in the next three to six months,” stated Rachel McMinn, Ph.D., Founder and Chief Executive Officer of Neurogene. “The positive interim clinical data from the pediatric cohort of our NGN-401 Phase 1/2 trial shared yesterday, which showed multidomain, durable gains with continued developmental/milestone skill acquisition, underscore NGN-401's therapeutic promise. With cash runway through the first quarter of 2028, we are in a strong financial position to bring a much-needed gene therapy to people with Rett syndrome.”

Third Quarter 2025 and Recent Highlights, and Anticipated Milestones

NGN-401 Gene Therapy for the Treatment of Rett Syndrome

•Reported updated interim clinical data with NGN-401 from the pediatric cohort (ages 4-10 cohort) of the Phase 1/2 trial, which continue to demonstrate multidomain, durable gains with continued developmental milestone/skill acquisition as of the data cutoff date of October 30, 2025
oFunctional improvements have been shown across all eight pediatric participants, with an aggregate 35 developmental milestones/skills gained across core clinical domains of Rett syndrome – hand function/fine motor, language/communication and ambulation/gross motor
oImprovements in the Clinical Global Impression-Improvement (CGI-I) have been durable for participants included in the November 2024 interim data report
oNGN-401 at the 1E15 vg dose has been generally well-tolerated in the pediatric cohort and the adolescent/adult cohort (ages ≥ 11 cohort)

•Dosed the first participant in the Embolden registrational trial, with complete enrollment expected in three to six months
•Initiated 12 of 13 Embolden sites; these sites could be rapidly converted into future commercial sites
•Presented new preclinical route of administration data at the ESGCT Congress highlighting that intracerebroventricular (ICV) delivery of NGN-401 achieved superior AAV biodistribution across brain regions relevant to Rett syndrome, compared to intrathecal lumbar (IT-L) delivery
oFindings support the best-in-class potential of NGN-401 and add to the body of evidence that ICV administration is superior to IT-L in reaching key brain regions underlying Rett syndrome; these data provide potential rationale for the multidomain skill acquisition and durable improvements observed in the Phase 1/2 NGN-401 trial
oThese data provide evidence-based confirmation that ICV and IT-L administration resulted in comparable peripheral organ transduction, showing no liver-sparing benefit to IT-L when compared to ICV

Third Quarter 2025 Financial Results

•Cash, Cash Equivalents and Short-Term Investments: Cash, cash equivalents and short-term investments as of September 30, 2025 were $265.4 million. We expect cash, cash equivalents and short-term investments to fund planned operations through the first quarter of 2028.
•Research & Development (R&D) Expenses: R&D expenses were $17.2 million for the three months September 30, 2025 compared to $16.3 million for the three months ended September 30, 2024. The increase in R&D expenses for the three months ended September 30, 2025 was primarily driven by an increase in Rett syndrome clinical trial costs and employee-related expenses due to an increase in R&D headcount, and was partially offset by decreases in spending on Batten disease and Early discovery.
•General & Administrative (G&A) Expenses: G&A expenses were $6.6 million for the three months ended September 30, 2025 compared to $5.9 million for the three months ended September 30, 2024. The increase in G&A expenses for the three months ended September 30, 2025 was primarily driven by an increase in employee-related expenses due to an increase in stock-based compensation and headcount.
•Net Loss: Net loss was $21.0 million for the three months ended September 30, 2025 compared to $20.2 million for the three months ended September 30, 2024.

About Neurogene
The mission of Neurogene is to treat devastating neurological diseases to improve the lives of patients and families impacted by these rare diseases. Neurogene is developing novel approaches and treatments to address the limitations of conventional gene therapy in central nervous system disorders. This includes selecting a delivery approach to maximize distribution to target tissues and designing products to maximize potency and purity for an optimized efficacy and safety profile. The Company’s novel and proprietary EXACT™ transgene regulation platform technology allows for the delivery of therapeutic levels while limiting transgene toxicity associated with conventional gene therapy. Neurogene has constructed a state-of-the-art gene therapy manufacturing facility in Houston, Texas. CGMP production of NGN-401 was conducted in this facility and will support pivotal clinical development activities. For more information, visit www.neurogene.com.

About NGN-401
NGN-401 is an investigational AAV9 gene therapy being developed as a one-time treatment for Rett syndrome. It is the first clinical candidate to deliver the full-length human MECP2 gene under the control of Neurogene’s EXACT™ transgene regulation technology. EXACT technology is an important advancement in gene therapy for Rett syndrome, specifically because the disorder requires a treatment approach that enables targeted levels of MECP2 transgene expression without causing overexpression-related toxic effects associated with conventional gene therapy.

NGN-401 was selected by the U.S. Food and Drug Administration (FDA) for its START Pilot Program and has also received Regenerative Medicine Advance Therapy (RMAT) designation, orphan drug designation, Fast Track designation and rare pediatric designation from the FDA. Neurogene was previously granted an INTERACT meeting with the FDA regarding the EXACT technology. NGN-401 also received Priority Medicines (PRIME) designation, orphan designation and advanced therapy medicinal product designation from the European Medicines Agency (EMA) and the Innovative Licensing and Application Pathway (ILAP) designation from the United Kingdom (UK) Medicines and Healthcare products Regulatory Agency (MHRA).

Cautionary Note Regarding Forward-Looking Statements
Statements in this press release are made as of the date of this press release. Neurogene does not undertake any obligation to make any updates to these statements to reflect events that occur or circumstances that arise after the date of this press release, except as may be required under applicable U.S. securities law.

Statements in this press release which are not historical in nature are intended to be, and hereby are identified as, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current expectations and beliefs of the management of Neurogene, as well as assumptions made by, and information currently available to, management of Neurogene, including, but not limited to, statements regarding: the therapeutic potential and utility, efficacy and clinical benefits of NGN-401, including the potential benefits of ICV administration as compared to IT-L administration for gene therapy in the treatment of Rett syndrome; trial designs, clinical development plans and timing for NGN-401, including expected timing of the completion of enrollment, the potential for future approval for commercialization of NGN-401 as a treatment for Rett syndrome, as well as the potential to convert existing clinical trial sites to commercial sites in the event NGN-401 does receive commercial approval; expected future interactions with or positions of the FDA, including the potential acceleration of submission of a BLA for NGN-401; and the time period over which existing cash resources may be sufficient to fund the Company’s operations. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “on track,” and other similar expressions or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Forward-looking statements are based on current beliefs and assumptions that are subject to risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence, which could cause actual results to differ materially from anticipated results and many of which are outside of Neurogene’s control. Such risks, uncertainties and assumptions include, among other things: the potential for negative impacts to participants in the Phase 1/2 clinical trial of NGN-401 for the treatment of Rett syndrome; the risk that the Company may not be able to report data on the predicted timeline; risks related to the Company’s ability to obtain regulatory approval for, and ultimately commercialize, its product candidates, including NGN-401; risks related to timing of completing enrollment in the Embolden trial of NGN-401 for Rett syndrome; and other risks and uncertainties identified under the heading "Risk Factors" included in Neurogene’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the Securities and Exchange Commission (“SEC”) on November 13, 2025, and other filings that the Company has made and may make with the SEC in the future. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that the contemplated results of any such forward-looking statements will be achieved. Forward-looking statements in this communication speak only as of the day they are made and are qualified in their entirety by reference to the cautionary statements herein. Except as required by applicable law, Neurogene undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

This communication contains hyperlinks to information that is not deemed to be incorporated by reference into this communication.

- Financial Tables Follow -

Neurogene Inc.
Condensed Consolidated Balance Sheet Data
(In thousands of U.S. dollars)

Neurogene Inc.
Condensed Consolidated Statements of Operations
(In thousands of U.S. dollars, except share information)

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Company Contact:
Mike Devine
Executive Director, Corporate Communications
michael.devine@neurogene.com

Investor Contact:
Melissa Forst
Argot Partners
Neurogene@argotpartners.com